EXHIBIT 99.2

May 2016

Dear Allegiant Shareholder:

2015 was another profitable year for your company. Revenues were at an all-time high as the Company grew capacity almost 18 percent to take advantage of lower fuel prices. To support this growth, we added 13 Airbus A320 series aircraft and began operations on 63 new routes. This growth is further supported by the addition of three mid-continent bases in Cincinnati (CVG), Asheville (AVL), and Pittsburgh (PIT) to backfill the reduction in capacity at these airports by larger carriers. In addition, these new bases provide greater flexibility for our operations, allowing us to more efficiently schedule the Company’s fleet as well as add new routes that currently have limited or no non-stop air transportation competition. Operating margin for the year was the highest in the Company’s history and we maintained our streak of consecutive profitable quarters, which is currently at 53 as of the end of first quarter 2016.

Events and Trends
Clearly, the most impactful financial benefit during the past 18 months has been the relative price of energy. In 2015, the Company paid an average of $1.86 per gallon of fuel compared to over $3 in 2014. In the 4th quarter of 2013 we spent $53 per passenger for fuel while in the 4th quarter of 2015 it was $26. Part of this reduction is tied to our migration to Airbus aircraft and the efficiencies of that aircraft. During these same periods we generated 71 ASMs (available seat miles) per gallon versus 68 in Q4 2013, a 4.4 percent increase in fuel productivity in the past two years. We expect this trend to continue in the coming years as we move to our newer generation fleet. Our 166 seat MD-80s produce 62 ASMs per gallon while our 177 seat A320s generate as many as 88 ASMs per gallon, or a 42 percent increase in fuel efficiency. Few airlines will have this degree of increased fuel efficiency in the coming years.

Fuel prices in the past decades have been, in our view, the primary driver behind capacity behavior. Accordingly, the sharp reduction in fuel costs incentivized us to increase our pace of growth this past year. We added almost 18 percent more ASMs in 2015 compared to 2014, versus 10 percent more ASMs in 2014 as compared to 2013. Over the years we have demonstrated a unique ability to flex our system capacity to respond to economic changes. Indeed, all of our cycles - the 7 day week (where we restrict the amount of flying on off peak days such as Tuesday, Wednesday, or Saturday compared to the peak days of Thursday, Friday, Sunday, and Monday), or the annual seasonality (where we fly half the daily utilization of our fleet in September as compared to March) demonstrate a unique flexibility to offer service in a manner to optimize returns. This same approach has proven effective in difficult times such as 2008, when we acted quickly to reduce capacity in response to exploding fuel prices. The ability to continually adapt to the demands of the marketplace is fundamental to our business model and our industry leading margins (29.4 percent in 2015), as well as our current 53 consecutive quarters of profitability, including profitable quarters throughout the difficult 2008 period.

We continue to stress our limited frequency approach focusing on less than daily flights in a market versus multiple flights a day which is typical of most carriers. Our limited offerings (over 50 percent of our 300 plus markets have only two flights per week) greatly expand the number of markets available to us and fit nicely with our leisure oriented customer. The leisure customer is exceptionally price sensitive. Our customers focus their travel decisions primarily on the cost of a trip. In most instances they don’t have to travel, but rather want to travel. They are disciplined in their decision making and won’t travel if the fare doesn’t fit within their budget. Our profitability is very much dependent on having a cost structure which allows us to offer lower fares than otherwise available (to stimulate the leisure traveler to fly) and still generate acceptable returns.

2015 Growth - Medium-sized Cities and increased utilization
A large component of our 18 percent increase in ASMs this past year was created through increased fleet utilization - 5.9 hours per day versus 5.4 in 2014, an increase of nine percent. Our increase in utilization is a result of increased flying in off peak months and off peak days. We are able to pursue these opportunities with desirable profit margins primarily as a reaction to lower fuel prices. If fuel prices begin to climb, we can easily remove flying that we do in the off peak periods. While off peak flying is typically negative for unit revenues, our primary goal is to drive higher earnings per share for the Company, and we will adjust tactics and schedules accordingly.

Network growth also continued throughout 2015, bringing our total routes to 296 - a 29 percent increase from the end of 2014. Total cities served increased to 105, and included the additions of Austin (TX), Jacksonville (FL), New Orleans (LA), and Savannah (GA) as new leisure destinations. Since the end of 2010, we have grown the number of routes by 85 percent and total revenue by 90 percent.

In 2014 we began adding what we term as “medium-sized” cities to our network. While these medium-sized cities represent a deviation from our typical small city profile, they do not mark a deviation from the business model of flying underserved or unserved routes. This city profile allows for more growth opportunities than smaller cities. While routes from these medium-sized cities heading to Orlando or Las Vegas typically have competition, markets such as Cincinnati to Savannah, or to Jacksonville, would only be served through a legacy hub and consequently be priced for the business customer. These very thin routes have worked nicely for our twice a week schedule and there are many of them available.

One of the benefits of medium-sized cities is the ability to serve more markets from one location. As an example, Cincinnati, which we began to serve in early 2014, now serves 13 leisure destinations whereas a smaller city such as Des Moines serves just six leisure destinations. As we add these larger cities, there is a perception that every market from each of these cities will have competition. Of the 13 leisure destinations served from Cincinnati, only five (38 percent) of the markets are competitive. In three of those five markets, we fly to the secondary airport in the city, e.g. Orlando/Sanford versus the main Orlando airport - MCO. This attention to competitive detail does not happen by accident. Our network planning group seeks out the unserved markets which fit our low frequency model. As a result, approximately 80 to 85 percent of our routes do not have any direct competition, a ratio we have maintained, despite our network growth, for a number of years.

Growth in these medium-sized cities is critical for our future growth. Our operational structure has historically been built around bases in destination locations including four Florida and five western U.S. destination city bases. We station aircraft, pilots, flight attendants, mechanics and all necessary support personnel for the operation at these different locations. Bases such as Orlando/Sanford and Las Vegas may have up to 20 aircraft depending on the time of year. One of the problems, however, is in launching this many aircraft early each day with a limited number of gates. Launching as many as 18 to 20 aircraft from 6 to 7 gates takes as many as three hours first thing each morning. Additionally, gate utilization is not optimal because we are fighting the “peaking” effect when these aircraft turn and head south to complete the return leg of their round trip.

Our mid-con bases, (as we call them) such as Cincinnati and Pittsburgh, have sufficient size in both originating customers and large, underutilized airport facilities built in the past 20 to 30 years when there was more capacity in the U.S. transportation system. Several of our currently served cities, such as Memphis and Indianapolis, also fit this profile as potential bases in the future. Given their underutilization, these cities have been very welcoming to us. Basing aircraft in these cities would provide us with better balance in our scheduling, namely the ability to launch aircraft in two directions (both north and south) versus today’s limited northerly direction from our leisure destinations in Florida. This approach will improve gate utilization both in the early departures and throughout the day, particularly in our Florida bases such as Orlando/Sanford, St. Pete/Clearwater, Fort Myers/Punta Gorda and Ft. Lauderdale.

We chose this unidirectional operational approach early in our development because it minimized costs, but at a price. It is not the preferred marketing or sales approach for scheduling, but the mid-con bases provide a more flexible bi-directional approach. We also have a better sales and marketing schedule - we can now schedule 7/8 am departures from these mid-con bases (versus best case late morning return flights from the originators in our southern bases) to our leisure destinations, with arrivals in mid-morning. In addition, this allows for better utilization of our gates in our destination markets with this better-balanced flow.

Longer term, this growth via mid-con bases provides new customers heretofore unavailable to us in these larger cities, additional critical real estate for our operation, and lastly, an improved selling schedule.

Aircraft
We added 13 Airbus A320 series aircraft into revenue service in 2015, more than doubling our Airbus count from the prior year. We ended 2015 with 10 A319 and 14 A320 aircraft, comprising 30 percent of our total fleet. By the end of 2016, we expect to have 17 A319 and 16 A320 aircraft in service, or approximately 40 percent of our fleet. Long-term, we have signed contracts which will increase our Airbus fleet to a total of 61 aircraft by 2018, with additional transactions regularly being discussed.

Our Airbus aircraft flew 33 percent of scheduled service ASMs in 2015, compared to 21 percent in 2014. In 2016 we expect the majority of our ASMs will come from our Airbus fleet. As we add Airbus aircraft, both for growth and replacement of our MD-80 aircraft, our fuel efficiency per passenger will continue to improve. Since 2010, we have grown capacity, measured in ASMs, by over 69 percent, but fuel gallons consumed have increased just 42 percent. This increased efficiency is important given fuel has historically been our largest expense category - 31 percent of total operating expenses this past year.

Short term transition, long term benefits
As previously mentioned, we are in the process of transitioning to an all Airbus fleet. In the meantime, the 49 MD-80s currently remaining are a crucial component of our fleet. We expect to be operating MD-80s for at least the next three to four years. We are also in the process of phasing out our Boeing 757-200 series aircraft by the end of 2017.

The duration of this transition from the MD-80 to an all Airbus fleet is dependent on the availability of reasonably priced, used, A320 series aircraft. Lower fuel prices have made it more difficult to find quality, used equipment as operators have been extending the retirement of these aircraft on a short-term basis to support increased industry capacity spurred by the lower fuel prices.

We are continually searching for additional Airbus aircraft. Acquisition strategies include spot market purchases, purchases through forward contracts, and the purchase of aircraft subject to lease with other carriers which expire in the coming years, at which time they will be added to the Company’s fleet. Long-term, we remain confident the introduction of the new generation A320neo aircraft will lead to a softening of the current market conditions for the Airbus A320 series aircraft we are interested in, regardless of energy costs. We have been, and will continue to be, opportunistic buyers of additional Airbus aircraft. Our strong balance sheet and cash position allow us to move quickly and negotiate attractive deals.

Transitioning to a single fleet type will simplify our operation. A single aircraft type simplifies crew training and productivity as well as maintenance and operations at the station level. It will also reduce our carbon footprint as the Airbus is materially more fuel efficient than both the MD-80 and Boeing 757-200. As previously mentioned, there is a great deal of work to finish this transition, but we feel the enhanced operation and economic benefit is well worth the time and investment.

Unit Revenue/Unit Cost
We take pride in maintaining one of the lowest cost structures in the industry. Overall our cost per available seat mile (CASM) declined 19 percent to 8.45 cents from 10.47 cents (excluding our write down of our 757 fleet) in 2014 primarily because of the drop in energy costs this past year. We also saw improvement in 2015 as our cost per available seat mile, excluding fuel (CASM ex-fuel) was 6.13 cents, a reduction in CASM ex-fuel of 5 percent compared to 2014 (excluding the 757 write down).

Unit fares also declined during 2015, which was expected. Our average fare declined almost 6 percent overall (scheduled base fare was down almost 14 percent but we were able to increase ancillary revenues 10 percent for the net 6 percent down). The benefits of the lower fuel cost caused a rational expansion of capacity, as previously discussed. As we add capacity at the margin, fares decline. But these decreases were more than offset by the cost savings from lower fuel.

Labor Situation
Last year at this time we reported difficulties with the International Brotherhood of Teamsters (the IBT), the bargaining agent for our pilots. At that time, the IBT leadership called for a strike, embarking on a path away from the traditional negotiation environment under the auspices of the National Mediation Board (NMB). Through court actions we were able to prevent this effort. This marked a low point in our negotiations with our pilots.

This is the first contract with our pilots. It is well known that initial contracts take longer (years) to negotiate. Since last spring, working through the NMB process, we believe we have made good progress in negotiating the necessary elements of a contract. Both the pilots and the Company recognize the need to work collectively to put an acceptable agreement together that recognizes the interests of both groups. Our goal is to complete an agreement and have it ratified by our pilots this year.

On another front, the industry is facing a strong demand for pilots. The combination of near term industry expansion due to record profits from reduced fuel expense, and upcoming retirements of as many as 50 percent of the crew members from the big 3 - Delta, American, and United - in the next ten years has created this demand. The source of pilots for the majors has been (and will continue to be) from less mature carriers, including carriers such as ourselves and regional carriers. We sit in the middle of the pilot flow and, while we hire our needed crews from regionals as well, we are also losing crew members to larger carriers. A component of these resignations is frustration with our lack of an agreement and the contentious nature of our negotiations. It is our belief that a completed agreement will take away this uncertainty and frustration.

Regional carriers have historically hired younger, first time, commercial pilots and introduced them to the U.S. air traffic system. As these crews gain experience, including pilot in command time, they become eligible for the minimum standards of most larger carriers, including those at Allegiant. But a recent rule change passed by Congress has substantially raised the minimum requirements for new entrant crew members. Regional carriers are facing a shortage due to the inability to attract sufficient new hire crew members to offset experienced pilots leaving for other industry opportunities.

At present, we have been able to fill our pilot needs; however, we may have to become more aggressive in our recruitment efforts in the coming months and years to fill our needs.

Management structure
Our operational complexity has increased in the past few years as we have increased our fleet to 80 aircraft, and team members to nearly 3,000. To that end, at the beginning of this year I asked two of our senior officers, Jude Bricker and Scott Sheldon, to assume additional duties and take on the management of our operations group. Jude, who took on the title of Chief Operating Officer, heads our safety, maintenance and flight operations group. Scott, who has been overseeing the stations group and call center teams since earlier last year, took control of our operations center and flight attendants groups. These two gentlemen have each been with the Company for over ten years and have proven themselves to be excellent managers. Their in-depth knowledge of the Company, its personnel and its processes, allow them to move quickly to enhance the systems, processes and personnel in these different areas.

Collectively, our entire management team is keenly focused on making Allegiant a better company. We have been able to attract and retain excellent personnel. They are a critical asset of your company. We attempt to hire talented professionals and then allow them to show their wares. This growing of management talent internally has proven to be the best means of building a strong, capable management group, and continues to foster our culture of success. Not only have we been able to attract good talent but we have also worked diligently to allow them to grow and prosper both professionally and economically through promotion from within. As a result, we have a terrific group of managers, many of them we see as ‘rock stars’ who will be the future leaders of your company. Development of our management team in this fashion will continue to be a critical component of our success.

Capital Management and Operational results
2015 was a record year for your Company. Aided by a more than 39 percent reduction in unit fuel costs, the Company was able to grow capacity almost 18 percent and generate a 29.4 percent operating margin and an operating profit of $372 million. After tax earnings were $220 million or $12.97 per share, 2.67 times the $4.87 earned in 2014. These results are exceptional for any business, but particularly so for the airline industry. We are very proud of these outcomes.

Concurrently, our returns on invested capital increased 6.2 points during the year to 25.2 percent from 19 percent in 2014. A good measure of our strong return on equity is our program to return capital to our shareholders. In 2015, we returned approximately $192 million to shareholders. $62.4 million was returned in the form of dividend payments (four recurring and one special), and $129.5 million in the form of share repurchases. Our diluted average outstanding share count declined approximately 800,000 shares or 5 percent during 2015 to 17.0 million shares, down from 17.8 million shares at the end of 2014. We entered 2016 with $54 million of share repurchase authority which we used during the first quarter. We expect to be active throughout this coming year. The $192 million returned to shareholders in the past year is the highest amount in our history. Lastly, during 2015 we invested over $252 million in CAPEX, primarily used to fund the purchase of 14 Airbus A320 series aircraft.

We are proud of our capital performance, not only last year, but in years past. We continue to maintain one of the best balance sheets in the industry while returning capital to you, our shareholders, as well as investing in our team members and the Company’s growth.

Our Culture, Our Principles
Lastly, but certainly not least, we commend all of our team members. Since our humble beginnings with one aircraft operating between Fresno and Las Vegas, they have been critical to our success. Their focus on safety and reliability, as well as providing an affordable travel experience for our leisure customers, continues to be one of the keys to our success.

We have a proven, seasoned model. Our culture has been honed on the principles summarized earlier. We are focused on offering our customers a value proposition that exceeds their expectations. We are also focused on creating a positive, interesting and empowering environment for our team members - one that is stimulating, where they can grow and prosper in such a way that they naturally thrive and advance the good of the organization. Financially, we are focused on profits, growth, and the best financial returns for our shareholders.

These principles continue to serve us well.

Maurice J. Gallagher, Jr.